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                                                                   Exhibit 10.15


                               SUBLEASE AGREEMENT

       SUBLEASE, effective as of February 1, 1984, between ORIEL CORPORATION, having an address at 250 Long Beach Boulevard, Stratford, Connecticut (hereinafter called the "Lessee") and OSBROOK ASSOCIATES LIMITED PARTNERSHIP, having an address at 250 Long Beach Boulevard, Stratford, Connecticut (hereinafter collectively called the "Lessor").

                                     PREFACE

       A lease was executed on and as of November 1 , 1975, between Bardford-Connecticut Associates (together with its successors and assigns, hereinafter the "Original Lessor"), as lessor, and Krautkramer-Branson, Inc. ("KBI"), as lessee, by the terms of which certain real property located at 250 Long Beach Boulevard, Stratford, Connecticut, more fully described in Schedule A hereto was leased to KBI for a term of 20 years, commencing on November 1, 1975 and ending on November 30, 1995, subject to certain renewal options (Notice of said lease was recorded at Volume 503, page 14 of the Stratford Land Records in the County of Fairfield and State of Connecticut) (the "Lease").

       An assignment of the Lease from KBI to Oriel Corporation was executed on February 21, 1983 to take effect on May 1, 1983 at 12:01 a.m. (said assignment was recorded at Volume 578, page 611 of the Stratford Land Records). Oriel Corporation in turn subleased a portion of the real property described on Schedule A hereto to KBI pursuant to a Sublease Agreement dated as of May 1, 1983 (the "Original Sublease").

       Oriel Corporation reassigned the Lease to Roger Gilbert, Jr. and Marion
M. Gilbert pursuant to, a Reassignment of Lease dated September 30, 1983 recorded at Volume 586, page 401 (the "Reassignment"). Roger and Marion Gilbert assigned their interest in the Lease to the Lessor as a contribution to capital by Assignment dated January 6, 1984 recorded in the Stratford



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Land Records at Volume 589, page 672.

       Lessor has acquired the fee interest in the Property by deed dated January 9, 1984 from Smith-Bridge Associates recorded in the Stratford Land Records at Volume 589, page 669.

                                   LEASE TERMS

       WHEREAS, Lessor now desires to sublease the Property (as hereinafter defined) to the extent set forth herein, and Lessee desires to accept the sublease thereof;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein expressed, and subject to the provision of the Original Sublease:

                                    ARTICLE I

                               DEMISE OF PREMISES

       In consideration of the rents and covenants herein stipulated to be paid and performed, Lessor hereby demises and lets to Lessee, and Lessee hereby accepts the demise and lets from Lessor, for the respective terms hereinafter described, the premises consisting of (i) the parcel of land described in Schedule A hereto, (ii) all improvements constructed and to be constructed on said parcel and (iii) all easements, rights and appurtenances relating to said parcel upon the terms and conditions hereinafter specified (such premises being herein called the "Property").

                                   ARTICLE II

                 CERTAIN DEFINITIONS; SUBLEASE MAY BE CONVERTED

       The term "Mortgage", "Mortgagee" and "Note" shall have the respective meanings set forth in the Lease (as defined above). In the event that the Note is paid in full and the Mortgage is discharged and Lessor is then the fee owner at such time, the interests of Osbrook Associates as lessor and lessee under said Lease shall be deemed to have merged, the Lease to have terminated




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and the provisions in this Sublease requiring Lessee to comply with the terms of the Mortgage and the Lease shall no longer apply and, at such time, this Sublease shall be deemed to be a lease directly from the Lessor as fee owner.

                                   ARTICLE III

                               TITLE AND CONDITION

       The Property is demised and sublet subject to (a) the rights of any parties in possession thereof, including KBI under the original Sublease, and the existing state of the title thereof as of the commencement of the term of this Sublease, (b) any state of facts which an accurate survey or physical inspection thereof might show, and (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction. The buildings, structures and other improvements located on the Property are subleased to and accepted by Lessee in their present condition, without representation or warranty by Lessor.

                                   ARTICLE IV

                        USE OF PROPERTY; QUIET ENJOYMENT

       4.1.   Lessee may occupy and use the Property for any lawful purpose.

       4.2. If and so long as there shall be no default under this Sublease and Lessee shall observe and perform all covenants, agreements and obligations required by it to be observed and performed hereunder, Lessor warrants peaceful and quiet occupation and enjoyment of the Property by Lessee; provided, that Lessor, Original Lessor and their respective agents may enter upon and examine the Property at reasonable times. Any failure by Lessor to comply with the foregoing covenant shall not give Lessee any right to cancel or terminate this Sublease, or to

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abate, reduce or make deduction from or offset against any Basic Rent, as hereinafter defined, or additional rent or other sums payable under this Sublease, or to fail to perform or observe any other covenants, agreements or obligations of Lessee hereunder.

                                    ARTICLE V

                             TERM OF LEASE; RENEWAL

       5.1 The initial term of the Sublease shall begin on February 1, 1984 and, unless extended as provided in this Article V or in Article XII, shall end at midnight on January 31, 1998 or shall end on the date upon which said term may be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. The 14 year term of this Sublease for the period February 1, 1984 through January 31, 1998, unless extended as provided in
Article XII shall be known as the "Unmodified Primary Term".

       5.2. Provided this Sublease shall be in full force and effect, Lessee shall have the right and option to extend this Sublease for two consecutive extended terms of five years (the "Extended Terms") unless and until this Sublease shall be sooner terminated pursuant to the terms of this Sublease. The first such Extended Term shall commence on the day immediately following the date on which the Primary Unmodified Term shall end, or in the event that the term of the Sublease is extended pursuant to Article XII, on the day immediately following the date of expiration of such extended term. The first Extended Term shall end at midnight of the day immediately preceding the fifth anniversary of the commencement of the first Extended Term. The second Extended Term shall commence on the day immediately following the date the first Extended Term expires and shall end on midnight on the day immediately preceding the fifth anniversary of the commencement of the second Extended Term. LESSEE SHALL EXERCISE EACH SUCH




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OPTION TO EXTEND THIS SUBLEASE BY GIVING NOTICE IN WRITING TO LESSOR AT LEAST
180 DAYS PRIOR TO THE END OF THE TERM OF THIS SUBLEASE THEN IN EFFECT provided, however, that if the fair rental value has not yet been established pursuant to
Section 6.2 hereof, Lessee shall have one additional month to give notice of its intent to exercise the option. Notwithstanding the foregoing, Lessee shall not forfeit its option to extend this Sublease by failure to give notice within the specified time period(s) unless Lessor has given written notice of not less than thirty (30) days and not greater than sixty (60) days that Lessee must make an election whether or not to extend this Sublease. If Lessor has not given such notice at least thirty days before the expiration of the term then in effect and Lessee has not notified Lessor whether or not Lessee elects to extend the term, then if Lessee has not removed itself from the Property by the end of such term then in effect, this Sublease shall automatically be extended for an Extended Term as though Lessee had given timely notice of its election to extend the term. If Lessor gives timely notice (at least thirty days before the expiration of the term then in effect) to Lessee as required by this Section 5.2 and Lessee does not notify Lessor of its election to extend the term within the later of
(a) thirty days of such notice from Lessor or (b) the time period specified above in this Section 5.2 for Lessee to give notice, then this Sublease shall automatically terminate at the end of the term of this Sublease then in effect and Lessee shall have no further option to extend this Sublease. If Lessee does give timely written notice to Lessor that Lessee elects to extend the term of this Sublease, such notice shall automatically extend this Sublease for an Extended Term and no instrument of renewal need be executed. Except as provided in this Section 5.2 Lessee's holding over after the expiration of the term shall not act to extend the term of this Sublease.



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                                   ARTICLE VI

                                      RENT

       6.1. BASIC RENT. Lessee covenants to pay to Lessor, as installments of rent for the Property during the Primary Unmodified Term of this Sublease (the "Basic Rent"):

              (a) FOR THE PERIOD COMMENCING FEBRUARY 1, 1984 AND ENDING JANUARY 31, 1989: the sum of $350,000.04 per annum payable in equal monthly installments of $29,166.67 commencing on February 1, 1984 and payable on the lst day of each month thereafter;

              (b) FOR THE PERIOD COMMENCING FEBRUARY 1, 1989 AND ENDING JANUARY 31, 1994: subject to the "Cap" as defined in Section 6.2, the greater of 350,000.04 per annum or the "fair rental value" of the Property to be determined as provided in Section 6.2 below, such greater amount to be payable in equal monthly installments commencing on February 1, 1989 and payable on the lst day of each month thereafter;

              (c) FOR THE PERIOD COMMENCING FEBRUARY 1, 1994 AND ENDING JANUARY 31, 1998: subject to the "Cap" as defined in Section 6.2, the greater of $350,000.04 per annum or the "fair rental value" of the property to be determined as provided in paragraph 6.2 below, such greater amount to be payable in equal monthly installments commencing on February 1, 1994 and payable on the lst day of each month thereafter.

       6.2. FAIR RENTAL VALUE; CAP ON RENT. The "fair rental value" as referenced in Sections 6.1(b) and 6.1(c) of this Sublease shall be the fair rental value of the Property as determined



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December 1988 and December 1994 respectively (not including any net additions of building or parking space paid for by Lessee, if any, subsequent to the commencement of this Sublease). If the Lessor and Lessee are unable to agree as to the fair rental value at such time(s) and if the Lessor claims the fair rental value exceeds $350,000.04 per annum, then the Lessor and the Lessee shall each appoint one licensed real estate appraiser who shall jointly attempt to determine and agree upon the fair rental value. If they are unable to agree and one of them has determined that the fair rental value exceeds $350,000.04 per annum then (a) the fair rental value shall be the average of the two appraisals if the difference between them is not greater than five percent of the lower appraisal or (b) if the appraisals are not within said five percent of one another then the appraisers shall together select a third licensed appraiser who shall make a determination of fair rental value after reviewing the reports of the first two appraisers and after doing such independent research as he deems appropriate. The value determined by the third appraiser shall control if it falls between the values set by the other two appointed appraisers and if not, whichever value determined by the first two appraisers is closest in amount to the third appraisal shall control. Each party shall pay the cost of its appraiser and the parties shall share equally the cost of the third appraiser. Notwithstanding the foregoing provisions of this Section 6.2, the Basic rent shall not exceed a certain limit (the "Cap") which shall be determined as follows: The Cap for the five year period of this Sublease commencing February
1, 1989 shall be the initial amount of annual Basic Rent ($350,000.04) (the "Initial Rent") increased as of December 1, 1988 by the percentage increase in the Consumer Price Index as published by the U.S. Department of Labor for the New York area (the "Index") from February 1, 1984 through December 1, 1988. The Cap for the four year period of this Sublease commencing February 1, 1994 shall be the



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Initial Rent increased as of December 1, 1993 by the percentage increase in the
Index from February 1, 1984 through December 1, 1993. Under no circumstances shall the Cap apply to reduce the rent below the Initial Rent.

       6.3. ADDITIONAL RENT. During the term of this Sublease, including during the period of any renewals or extensions, Lessee covenants to pay and discharge when the same shall become due, as additional rent, all other amounts which Lessee assumes or agrees to pay or discharge pursuant to this Sublease, together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof. Lessee shall also pay to Lessor, on demand, as additional rent, interest at the rate of 13-3/4% per annum on all overdue installments of Basic Rent and on all overdue amounts of additional rent relating to obligations which Lessor shall have paid on behalf of Lessee, in either case, from the due date thereof until paid in full.

       6.4. RENT DURING RENEWAL PERIOD. In the event that the Lessee exercises its option to extend this Sublease pursuant to Article V the Basic Rent for such renewal period(s) shall be the "fair rental value" of the property (excluding any net additions of building or parking space paid for by Lessee). Fair rental value for each of the five year extensions shall be determined as of seven months before the commencement of each such renewal period (in order to allow Lessee sufficient time to elect to renew this Sublease) in the same manner as provided in Section 6.2 except that no maximum or cap shall be placed on the fair rental value. In addition to the Basic Rent, Lessee shall pay and does covenant to pay all additional rent required to be paid by the terms of this Sublease.

       6.5. WHERE RENT TO BE PAID. Lessee agrees to pay the installments of rent provided for in Sections 6.1, 6.2 and 6.4 and as may be provided pursuant to Article XII of this Sublease at



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Lessor's address at 250 Long Beach Boulevard, Stratford, Connecticut or at such other place within the continental United States or to such other person as Lessor from time to time may designate to Lessee in writing, in lawful money of the United States of America.

                                   ARTICLE VII

                          NET LEASE; NON-TERMINABILITY

       7.1. This is a net lease, and Lessee shall pay all costs, taxes, assessments and other expenses of every character, foreseen or unforeseen, for the payment of which Lessor or Lessee is or shall become liable by reason of its estate or interest in the Property, or which are connected with or arise out of the possession, use, occupancy, maintenance, repair or rebuilding of the Property or any portion thereof including, without limitation, those specifically referred to in this Sublease. Notwithstanding the foregoing Lessee shall not be made liable by this Section for any personal injury or property damage caused by Lessor in carrying out its responsibilities under Articles 12, 13 or 14 herein. Further, this Section 7.1 shall not apply so as to make Lessee liable for any breaches of the terms of this Sublease by Lessor. Basic Rent, additional rent and all other sums payable hereunder by Lessee shall be paid without notice or demand, and without setoff, counterclaim, abatement, suspension, deduction or defense. Lessee shall not be obligated by this Sublease to pay the organizational expenses or general management expenses of the Lessor nor to pay the cost of title insurance procured to benefit the Lessor or any mortgagee from whom Lessor shall borrow money. Lessee shall also not be required to pay the cost of any conveyance taxes or recording fees in connection with the transfer of title from Smith-Bridge Associates to Lessor.

       7.2. Lessee agrees that it will remain obligated under this Sublease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Sublease,




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notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Original Lessor or Lessor or any assignee of Original Lessor or by any court in any such proceeding, (ii) any action with respect to the Lease or this Sublease which may be taken by any trustee or receiver of Original Lessor or Lessor or of any assignee of Original Lessor or Lessor in any such proceeding or by any court in any such proceeding or (iii) any default under or proceeding to enforce the Mortgage.

       7.3. Lessee waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Sublease or the Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, additional rent or any other sums payable under this Sublease, except as otherwise expressly provided herein.

                                  ARTICLE VIII

                   TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW

       8.1. Lessee shall pay, when due: (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Sublease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against Original Lessor or Lessor or the Property or any party thereof, or any Basic Rent, any additional rent reserved or payable hereunder or any other sums payable by Lessee hereunder, or upon this Sublease or the leasehold estate hereby created or which arises in respect of the operation, possession, occupancy or use



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thereof, or upon the gross receipts from the Property or from the earnings arising from the use or occupancy thereof, or which arise in respect of the use or occupancy of the Property or any part thereof, or the lien of or interest of the Mortgagee, or of any holder of the Note, in the Property, and all sales and use taxes which may be levied or assessed against or payable by Original Lessor or Lessor or Lessee on account of the acquisition, leasing or use of the Property or any portion thereof and (ii) all charges for water, gas, light, heat, telephone, electricity, power and other utility and communications services rendered or used on or about the Property. Notwithstanding the foregoing provisions of this Section 8.1, Lessee shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, income, profits or revenue taxes of original Lessor or Lessor (other than any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, additional rent or any other sums payable by Lessee hereunder) unless any such tax, assessment, charge or levy is imposed or levied upon or assessed against Original Lessor or Lessor in substitution for, in place of or as a supplement to any other tax, assessment, charge or levy referred to in this Section 8.1.

       8.2 Lessee shall, at its expense, comply with, and shall cause the Property to comply with, all governmental statutes, laws, rules, orders, regulations and ordinances affecting the Property or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same, which may hereafter be enacted, involve a change of policy on the part of the governmental body enacting the same. Notwithstanding the foregoing provisions of this Section 8.2; Lessor shall initially have the responsibility to cause any repairs or restorations of the Property required to be -performed by Lessor under Articles XIII or XIV, or improvements which Lessor agrees to make pursuant to



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Article XII, to comply with all applicable governmental statutes, laws, rules, order and regulations and thereafter such responsibility shall shift to Lessee. Less-ee shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to the Property and with the provisions of all contracts, agreements and restrictions affecting the Property or any part thereof or the ownership, occupancy or use thereof.

                                   ARTICLE IX

                                      LIENS

       Lessee shall remove and discharge promptly, at its expense, all liens, encumbrances and charges on the Property or any interest therein which arise out of the ownership, possession, use,, occupancy, maintenance, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee at Lessee's request, but excluding Permitted Exceptions as defined in the Mortgage. This Article IX shall not apply to repairs or restorations by Lessor pursuant to Articles XIII or XIV or to repairs made by Lessor on behalf of Lessee pursuant to Article XI which repairs Lessee claims were not necessary or if necessary, were excessive and unreasonable. Disputes between Lessor and Lessee concerning such liens may be submitted by Lessor or Lessee to commercial arbitration.

                                    ARTICLE X

                                 INDEMNIFICATION

       Lessee shall pay, and shall and does hereby indemnify, protect and hold Lessor harmless from and against, any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney's fees and expenses of Lessor), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) Lessee's use of the Property, (ii) any injury to, or the death




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of, any person, or any damage to property on the Property or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, non-use, condition or occupation of the Property or any part thereof or resulting from the conditions thereof or of adjoining sidewalks, streets or ways, except such indemnification shall not apply when such injuries occur in connection with repairs or restoration ,being made by Lessor pursuant to Article XIII or XIV, or in connection with the making of any improvements by Lessor which Lessor agrees to make pursuant to Article XII, (iii) the violation by Lessee of any agreement or condition of this Sublease, (iv) any contest permitted by Article XVII and (v) the violation by Lessee of any contract or agreement to which Lessee is a party, or any restriction, statute, law, ordinance or regulation, in each case affecting the Property or any part thereof, or the ownership, occupancy or use thereof.

                                   ARTICLE XI

                             MAINTENANCE AND REPAIR

       11.1. Lessee shall, at its expense, keep and maintain the Property in good repair and condition, except that in no event shall Lessee be obligated to make those major repairs or restorations which would otherwise be Lessor's obligation under Article XIII or XIV provided Lessee has given reasonable notice to Lessor that Lessor is responsible for such repairs or restorations under
Article XIII or XIV. It is the intent of this Article that Lessee will be responsible for and paying for general maintenance and ordinary repairs (such as repairing roof leaks, broken windows, furnace repairs, etc.). Lessor shall only be responsible for causing repairs or restorations to be made involving significant damage to the Property but not for ultimately bearing the cost of such repairs or restorations. Lessor's direct cost, as incurred, in making such




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repairs or restorations not covered by insurance, shall be paid by Lessee within
30 days after demand is made by Lessor in writing, which demand shall include reasonable itemization of such costs. Disputes over the reasonableness of such expenses may be submitted to commercial arbitration. In the event damage occurs to the Property which Lessee believes should be the responsibility of Lessor to repair pursuant to Articles XIII or XIV Lessee shall promptly notify Lessor and if Lessor and Lessee cannot agree who is responsible for making such repair it shall initially be Lessee's responsibility to make the repairs at least as necessary to prevent further damage to the premises or injury to others and then the dispute may be resolved by commercial arbitration (except that in no event shall the ultimate cost of such repairs or restoration be shifted to Lessor). If Lessor claims that Lessee is not properly maintaining the Property or is not making repairs which are the obligation of Lessee and Lessee disputes the claim, Lessor shall have no right to make such repairs on behalf of Lessee unless emergency repairs must be made to protect the Property from additional damage or to protect the persons therein from harm. Disputes as to whether necessary repairs are being made by the appropriate party in a timely fashion may be submitted by either party to commercial arbitration and the rights of the parties decided therein.

                                   ARTICLE XII


                 ALTERATIONS AND CONDITIONS; PURCHASE BY LESSEE


                             EXTENSION OF LEASE TERM

       12.1. LESSEE IMPROVEMENTS. Lessee may, at its expense and with the consent of Lessor which consent shall not be unreasonably withheld or delayed, make additions to and alterations of the improvements to the Property, and make substitutions and replacements therefor, provided, that (i) the market value and fair rental value of the Property shall not thereby be lessened, (ii) the



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foregoing actions shall be performed in a good and workmanlike manner, (iii)
such additions, alterations, substitutions and replacements shall be expeditiously completed in compliance with all laws, ordinances, orders, rules, regulations and requirements applicable thereto and (iv) the character and useful life of the Property shall not be diminished. All work done in connection with each such addition, alteration, substitution or replacement shall comply with the requirements of any insurance policy required to be maintained by Lessee hereunder and with the orders, rules and regulations of the National Fire Protection Association, or any other body exercising similar functions. Lessee shall promptly pay all costs and expenses of each such addition, alteration, substitution or replacement and shall discharge all liens filed against the Property arising out of the same. Lessee shall procure and pay for all permits and licenses required in connection with any such addition, alteration, substitution or replacement.

       12.2. LESSEE IMPROVEMENTS. Lessee may, at its expense and with the consent of Lessor which consent shall not unreasonably be withheld or delayed,
(i) construct upon the Property any additional buildings, structures or other improvements and (ii) install, assemble or place upon the Property any items of machinery, equipment, personal property or trade fixtures used or useful in Lessee's business, in each case upon compliance with all the terms and conditions set forth in Section 12.1. All such buildings, structures and other improvements shall be subject to the Lease (if still in effect), this Sublease and to the lien of the Mortgage (if still in effect) and any subsequent mortgage. Such machinery, equipment, personal property or trade fixtures shall be and remain the property of Lessee. Lessee may remove the same from the Property at any time prior to the expiration or earlier termination of this Sublease, provided that Lessee shall be required to repair any damage to the Property resulting from such removal. Any buildings,



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structures and other improvements which, under the laws of the state of
Connecticut, become a part of the realty when constructed, shall remain the property of Original Lessor.

       12.3. IMPROVEMENTS REQUESTED BY LESSEE; EXTENSION OF LEASE; PURCHASE OPTION. Lessee may at any time during the first twelve years of the term of this Sublease request Lessor to construct at Lessor's expense additional improvements or additions to the improvements on the Property provided that the additions to improvements or additional improvements shall add, net, at least 10,000 square feet of floor space and provided that such additions or improvements as proposed would comply with all laws including zoning laws and other applicable regulations and provided that the market value and fair rental -value of the Property would not be lessened by such additional improvements or additions. At the time of making such request Lessee shall provide Lessor with, at Lessee's expense, preliminary drawings of the proposed additions or additional improvements prepared by an architect together with a reasonably detailed estimate of the cost of construction from a reputable builder or architect. Such request by Lessee shall also include an agreement by Lessee to execute and deliver (i) an amendment to this Sublease so that the remaining term would be fifteen years (in addition to Lessee's option to extend the Sublease for two consecutive five year terms provided in Article V) from the date a preliminary certificate of use and occupancy is issued for the addition or additional improvement and which would increase the Basic Rent by an amount at least sufficient to pay when due all interest and principal on any indebtedness of Lessor issued to pay the cost of such additional improvement or addition. Lessor may, even before Lessor and Lessee discuss the terms on which such construction would proceed, refuse to agree to construct the additions or additional improvements and in such case then Lessee may, at its option, purchase the Property in the manner provided in this Section 12.3.



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If Lessor does not initially refuse to agree to Lessee's request for such construction by Lessor, then it shall be Lessee's obligation (if Lessee desires to proceed with its request) to locate, at its expense but with Lessor's cooperation, a reputable lender(s) willing to provide non-recourse financing, (both construction loan and permanent loan financing), for at least 85% of the cost of the proposed construction on a loan to be one hundred percent (100%) amortized over a term not to exceed fifteen years. Upon receipt by Lessor of the request from Lessee in compliance with this Section 12.3 and of a commitment letter(s) from the proposed lender(s) satisfying the requirements of this
Section 12.3, Lessor shall enter into good faith negotiations with Lessee with respect to the increase in rent, which increase in all events must be sufficient to finance such construction and which is fair and reasonable in the light of then existing conditions and with respect to any other amendments reasonably necessary in connection with the proposed construction. If Lessor and Lessee are able to agree on the terms of such amendments to this Sublease, and provided Lessor can obtain any consents required from any holder of a mortgage on the Property, then such amendments to the Sublease shall be made , including the extension of the term and Lessor shall proceed' with the construction on the terms agreed to by Lessor and Lessee. if Lessor and Lessee cannot agree on such terms within 60 days after Lessor's receipt of the lender commitments) or if Lessor otherwise refuses to. construct such additions or additional improvements (unless due to the refusal of a holder of a mortgage on the property to allow such construction), Lessee may, at its option if the Lessee shall not then be in default under this Sublease, give notice to Lessor of Lessee's election to terminate this Sublease at a date occurring at least 90 days after such notice is given and to purchase the Property on said date from Lessor at a price to be determined in accord with Section 12.4.

       12.4. PURCHASE PRICE. If the Lessee gives notice of its election to terminate this Sublease and to purchase the Property as provided in paragraph
12.3 Lessor shall enter into good faith negotiations with Lessee, within 20 days of receipt of such notice, with respect to the purchase price to be paid by Lessee for the Property and Lessee shall continue to pay all rent, as before, until the date of closing. If they cannot agree within 45 days of the date Lessor received Lessee's notice of intent to terminate and purchase, the purchase price shall be the fair market value of the Property, not including any improvements made at Lessee's expense, determined as follows: Lessor and Lessee shall each appoint one licensed real estate appraiser who shall jointly attempt to determine and agree upon such fair market value of the Property. If they are unable to agree then each appraiser shall set one value and the purchase price shall be the average of the two appraisals if the difference between them is not greater than five percent of the lower appraisal. If the appraisals are not within said five percent of one another then the two appraisers shall together select a third licensed appraiser who shall make a determination of fair market value after reviewing the reports of the first two appraisers and after doing such independent research as he deems appropriate. The value determined by the third appraiser shall control if it falls between the values set by the other two appointed appraisers and, if not, whichever value determined by the first two appraisers is closest in amount to the third appraisal shall control. If a determination of the purchase price is made by appraisers (i.e. other than by Lessor and Lessee agreement) Lessee shall have the option within 15 days of the date on which Lessee is notified of such determination to reimburse Lessor for its share of the costs of the appraiser(s) and to revoke its notice of termination and intent to purchase and, in such case this Sublease shall continue in effect as though Lessee had not requested Lessor to construct additions to the Property. Such notice of revocation shall be in writing and shall include Lessee's agreement to pay the Lessor's appraisal expenses. In the event that the Lessor and Lessee agree on the purchase price or if the purchase price is set by appraisals and Lessee fails to timely revoke its notice of termination and intent to purchase, then the Lessee shall purchase, and the Lessor shall transfer the property in accordance with Section 12.5 hereof on the date specified by Lessee in its notice of intent to terminate the Sublease and to purchase the Property.

       12.5. PROCEDURE UPON PURCHASE. In the event of a purchase of the Property by Lessee pursuant to Section 12.3 hereof, Lessor shall not be obligated to give any better title thereto than existed at the commencement of the term of this Sublease, and Lessee shall accept such title free, however, of any mortgages unless Lessee elects to take subject to such mortgages. On the date of purchase of the Property by Lessee pursuant to Section 12.3, Lessee shall pay to Lessor, by certified or cashiers check at such place as Lessor shall designate in the State of Connecticut, the purchase price therefor together with all Basic Rent, additional rent and other sums then due and payable under this Sublease, and Lessor shall thereupon deliver to Lessee an appropriate deed which shall transfer at least the title described in this
Section 12.5. There shall be no proration of taxes, assessments or utility costs or other expenses which otherwise would be the obligation of Lessee under this Sublease. Lessee shall pay all recording fees in connection with the transfer and Lessor and Lessee shall equally share the cost of any state, federal or local conveyance charges or taxes whether imposed by law on Lessor or on Lessee. Upon completion of such purchase, but not prior thereto (regardless of the reason for any delay or inability which may occur in consummating such purchase and whether or not such delay or inability is due to the fault of the Lessor), this Sublease shall terminate. In the event of the termination of this Sublease, the liabilities of Lessee, actual or contingent, under this Sublease which arose prior to such termination shall survive such termination.

                                  ARTICLE XIII

                              DAMAGE OR DESTRUCTION

       13.1. If the Property shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable on account of fire, casualty or other cause Lessee shall have the right to terminate this Sublease upon (30) thirty days written notice by giving notice to Lessor within sixty (60) days of the event causing such substantial or total destruction. If Lessee terminates this Sublease pursuant to this Section, Lessee shall have no obligation to pay for repairs pursuant to Article XI or this Article XIII. Until the effective date of such termination, Lessee shall continue to pay all rent and additional rent without abatement. If Lessee does not give timely notice of its intent to terminate the Sublease pursuant to this
Section 13.1 the Sublease shall remain in full force and effect without abatement of rent or additional rent.

       13.2. If the Property or part thereof shall be partially or totally damaged or destroyed by fire casualty or other cause, whether or not caused by the fault or neglect of Lessee, and Lessee has not elected to terminate this Sublease pursuant to Section 13.1 hereof, then provided the insurance proceeds are adequate to fully cover such expense, Lessor shall promptly repair the damage and restore, replace and rebuild the Property with reasonable dispatch and continuity after notice to it of the damage or destruction; provided however that Lessor shall not be required to repair or replace Lessee's property. if the insurance proceeds are not adequate to cover such expense of repair and rebuilding, then Lessee shall promptly pay the reasonable cost of repair and rebuilding in excess of the insurance proceeds and Lessor may require adequate assurances from

Lessee that such costs will be paid before Lessor proceeds with such repair or restoration. Provided such assurances are made, Lessor shall promptly repair the damage as if the insurance proceeds were adequate. Except as provided in Section
13.1 hereof, the rent and additional rent shall not abate or terminate by reason of damage or destruction of the Property.

       13.3. In the event insurance proceeds are not adequate to cover the cost of restoration or repair as provided in this Article 13 and provided Lessee has not elected to terminate this Sublease pursuant to Section 13.1 hereof, Lessor shall notify Lessee and shall keep Lessee reasonably advised of the progress of the repairs and restoration and the cost thereof in excess of insurance coverage and, shall allow Lessee reasonable access to all invoices, and estimates concerning the construction work. In the event Lessor demands payment from Lessee pursuant to this Article 13, and Lessee disputes its obligation to pay hereunder, for example, because the charges were excessive and unreasonable or because the repairs exceed those necessary to reasonably restore the improvements to their prior condition, then the dispute may be submitted to commercial arbitration by either party.

       13.4. In the event of the termination of this Sublease pursuant to the provisions of this Article, this Sublease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Sublease, but the basic rent and additional rent shall be apportioned and shall be paid up to the date of such damage or destruction, and any prepaid rent shall be refunded to Lessee.

       13.5. No damages, compensation or claim shall be payable by Lessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Property. Lessor shall use its best efforts to effect such repair or restoration required by this

Article promptly and in such manner as not unreasonably to interfere with Lessee's occupancy.

                                   ARTICLE XIV

                                  CONDEMNATION

       14.1. If, during the term of this Sublease, there shall be a total taking or "constructive total taking" (as hereinafter defined) of the fee title to the Property in condemnation proceedings or by any right of eminent domain, this Sublease shall terminate as of the date title vests pursuant to such taking and the Basic Rent, additional rent and other charges payable by Lessee shall be apportioned and paid to the date of such taking.

       For the purpose of this Article XIV, the term "CONSTRUCTIVE TOTAL TAKING" shall mean a taking of such scope that the portion of Property not taken is insufficient to permit the restoration of the then-existing building or improvements so as to constitute same as a complete rentable building reasonably useful to Lessee.


       14.2. In the event this Sublease shall be terminated as a result of any such total taking or constructive total taking, the total award or awards for said total taking, less reasonable respective fees and expenses of Lessor and Lessee incurred in connection with the determination and collection of such award or awards (said net amount being hereinafter referred to as the "AWARD"), shall be apportioned and paid in the following order of priority:


              (i) Lessor shall be entitled to receive, as the first and prior share in and to the Award, but subject to the right of any fee mortgagee to receive or share in the Award under the terms of any fee mortgage, a sum equal to the value of the part of the Property so taken (including the diminution in value of Lessor's interest under this Lease) as of the date of taking, plus consequential damages, if any, to the part of the Property not so taken. If the Award separately specifies the amount of such value, such specification shall govern; otherwise, Lessor and Lessee shall agree on such value, and, if they cannot agree, such value shall be determined by commercial arbitration.

              (ii) If any proceeds remain, Lessee shall then be entitled to receive the value, at the time of the taking, of Lessee's leasehold interest under this Sublease (including the value of any improvements constructed by and at the expense of the Lessee.

              (iii) Lessor shall then be entitled to receive the entire balance of the Award.

       14.3. If, during the term of this Lease, there shall be less than a total taking or less than a constructive total taking (herein called a "PARTIAL TAKING") of the Property in condemnation proceedings or by any right of eminent domain, this Lease shall not terminate, and Lessee shall, subject to the provisions of Article 14 hereof, continue to perform and observe all of the terms, covenants and conditions of this Sublease as though such taking had not occurred, provided, however, that the Basic Rent shall be reduced in proportion to the percentage of the leaseable space (of the buildings other than those paid for by Lessee, if any, pursuant to Sections 12.1 or 12.2) so taken and not restored or replaced in the course of the work required under Section 14.4. In such event, the Award shall be apportioned and paid in the following order of priority:

              (i) Lessor shall be entitled to receive, as a first and prior share in and to the Award, but subject to the right of any fee mortgagee to receive or share in the Award under the terms of any fee mortgage, a sum equal to the value of the part of the Property so taken (.including the diminution in value of Lessor's interest under this Lease) as of the date of taking, plus consequential damages, if any, to the part of the Property not so taken. If the Award separately specifies the amount of such value, such specification shall govern; otherwise, Lessor and Lessee shall agree on such value, and, if they cannot agree, such value shall be determined by commercial arbitration.


              (ii) That portion of the Award representing compensation for the diminution in value, at the time of taking, of Lessee's leasehold interest under this Sublease (including the value of the part of the Building or any Improvements constructed on the Property by and at the expense of Lessee and so taken), plus consequential damages, if any, to Lessee's leasehold interest or to the part of the Building and any Improvements not so taken, shall be payable to Lessee.


       14.4. If, during the term of this Sublease, there shall be a partial taking of the Property, Lessor shall promptly restore and replace that portion of the buildings) and improvements not so taken to a complete architectural unit or units (as the case may be) of substantially the same usefulness, design and construction, having regard to the taking, as immediately before such taking. If the cost of such repairs and restoration exceeds the amount of the portion of such Award received by Lessor, the balance of such cost shall be paid solely by Lessee. If the amount of any such Award exceeds the cost of such repairs or restoration, a fraction, the numerator of which is the number of whole years of the term of this Lease which shall have elapsed at the time of such taking and the denominator of which is the entire term of this Sublease (not including any renewal or extension thereof) of such excess shall be paid to Lessor (Lessee hereby unconditionally and irrevocably assigning to Lessor any right, title and interest Lessee may have in and to any such portion of the Award).

       14.5. Lessee further agrees that, if the whole or any part of the Property or of Lessee's interest under this Sublease shall be taken or condemned by any competent authority for its or their temporary use or occupancy, this Sublease shall not terminate by reason thereof and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of the Basic Rent, additional Rent, and any other charges payable by Lessee hereunder, and, except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations of this Sublease as though such taking had not occurred. In the event of any such temporary taking, Lessee shall be entitled to receive the entire amount of any Award made for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the term of this Sublease or earlier expiration or termination of this Sublease, in which case such Award shall be apportioned between Lessor and Lessee as of the date of such expiration or termination. Lessee covenants that, upon the termination of any such period of temporary use or occupancy, Lessee shall (at Lessee's sole cost and expense) restore the Property, the Building and the Improvements, as nearly as may be reasonably possible, to the condition in which same existed immediately prior to such taking, provided the termination of such period occurs on or prior to the end of the term of this Sublease or earlier expiration or termination of this Sublease. If the Award for such temporary use is paid in a lump sum, it shall be deposited in the joint names of Lessor and Lessee in a Connecticut lending institution and they shall join in appropriate withdrawals from such fund. If the parties cannot agree thereon, the selection of the lending institution shall be determined by Lessee and the propriety of any withdrawals by commercial arbitration.


       14.6. The provisions of this Article 14 shall survive the expiration or termination of this Sublease.

                                   ARTICLE XV

        INSURANCE; AGREEMENT NOT TO SUE FOR DAMAGES COVERED BY INSURANCE

       15.1. Lessee shall maintain, at its expense, insurance on the Property of the following character:

              (i) Insurance against loss or damage by fire, lightning and other risks from time to time included under "extended coverage" policies, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss under the applicable policies, but, in any event, in amounts not less than 100% of the full insurable value of the Property. The term "full insurable value", as used herein, means the actual replacement value.

              (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property and the adjoining street, sidewalks and passageways, such insurance to afford protection to Lessor of not less than 6 million dollars with respect to bodily injury or to property damage.

              (iii) Workmen's compensation insurance covering all persons employed by Lessee in connection with any work done on or about the Property.

              (iv) Explosion insurance in respect of steam or pressure boilers or similar apparatus located on the Property, if any, in such amount as Lessor may reasonably request, but not less than $500,000.


              (v) Flood insurance, if available and if requested by Lessor or any holder of a mortgage on the Property, in a reasonable amount as may be determined by Lessor or such mortgage holder to protect the Lessor and any mortgagee from risk of loss due to flooding.

              (vi) Upon reasonable notice from Lessor, such other insurance on the Property in such amounts and against such other insurable hazards which at the time is customarily maintained from time to time with respect to properties in the vicinity of, and similar in character and occupancy to, the Property, or as is customarily maintained from time to time by Lessee with respect to similar properties owned by it.


       15.2. Lessor may require Lessee, upon reasonable notice, to increase the dollar amount of coverage required by Section 15.1 provided that Lessor may not require a percentage increase in coverage in excess of the percentage rise in the general Consumer Price Index for the United States (as published by the U.S. Department of Labor) from the date this Sublease is executed to the date of such demand by Lessor for an increase in the amount of coverage.


       15.3. The insurance referred to in Section 15.1 shall be written by reputable insurance companies of recognized financial standing, authorized to conduct insurance business in the state of Connecticut and reasonably acceptable to the Mortgagee and any subsequent or additional mortgagee, and such insurance shall name as the insured parties thereunder, except to the extent prohibited by law, Original Lessor, Lessor and Lessee, and any mortgagee as their respective interests may appear. Original Lessor and Lessor shall not be required to prosecute any claim or contest any such settlement. In such event, Lessee may bring such prosecution or contest in the name of Original Lessor, Lessor or Lessee or any or all of them, and Lessor will join therein at Lessee's written request, upon the receipt by Lessor of an indemnity from Lessee against all costs, liabilities and expenses in connection with such prosecution or contest.

       15.4. Insurance claims by reason of damage to or destruction of any portion of the Property shall be adjusted by Lessee, but Original Lessor and Lessor shall have the right to join with Lessee in adjusting any such loss. The entire amount of any proceeds paid pursuant to such claims shall be applied pursuant to Section 13 of this sublease.


       15.5. Every insurance policy referred to in Section 15.1 shall bear a first mortgagee endorsement in favor of the Mortgagee or any subsequent mortgagee; and any loss under any such policy shall be made payable to the Mortgagee or such subsequent mortgagee and if none, shall be payable to Lessor, provided that any recoveries under any of said policies shall be applied by the Mortgagee or subsequent mortgagee in the manner provided in Section 13. Every policy which Lessee is obligated to carry under the terms of Section 15.1 shall contain an agreement by the insurer that it will not cancel such policy except after 10 days' prior written notice to Lessor and the Mortgagee or subsequent mortgagee, and that any loss otherwise payable thereunder shall be payable notwithstanding any act of negligence of Lessor or Lessee which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Mortgagee or subsequent mortgagee pursuant to any provision of the Mortgage or subsequent mortgagee upon the happening of an Event of Default, as defined therein or (iii) any change in title or ownership of the Property, and that the insurance company issuing the same shall have no right of subrogation against Lessee or Lessor.


       15.6. Lessee shall deliver to Original Lessor and Lessor (with copies thereof to the Mortgagee), promptly after the execution and delivery of this Sublease, the original or duplicate policies, or the riders thereto, or certificates of the insurers evidencing all the insurance which is required to be maintained by Lessee hereunder, and Lessee shall, within 30 days prior to the expiration of any such insurance, deliver (with copies thereof to the Mortgagee) policies or riders or other certificates evidencing the renewal thereof. Should Lessee fail to effect, maintain or renew any insurance provided for in this Article XV, or to pay the premium therefor, or to deliver to Original Lessor or Lessor any of such policies or certificates, then and in any of said events Lessor, at its option, but without obligation so to do, may procure such insurance. Any sums expended by Lessor to procure such insurance shall be additional rent hereunder and shall be repaid by Lessee within 5 days following the date on which such expenditure shall be made by Lessor.

       15.7. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article XV to be furnished by Lessee unless Original Lessor and Lessor are included therein as named insureds, with loss payable as provided in this Sublease and with a Mortgagee, or subsequent mortgagee as applicable, endorsement as provided in
Section 15.5 of the Sublease. Lessee shall immediately notify Original Lessor and Lessor whenever any such separate insurance is obtained and shall deliver to original Lessor and Lessor the Policies or certificates evidencing the same.

       15.8. Anything contained in this Article XV to the contrary notwithstanding, any and all insurance which Lessee is obligated to carry pursuant to Section 15.1 may be carried under a "blanket" policy or policies covering other properties or liabilities of Lessee, provided, that such "blanket" policy or policies otherwise comply with the provisions of this
Article XV.

       15.9. Any insurance proceeds made payable to Lessor for repairs made by Lessee shall promptly be paid over to Lessee. Should Lessee receive any insurance proceeds with respect to repairs made by, or to be made by, Lessor, Lessee shall promptly pay over such proceeds to Lessor.

       15.10. Lessor and Lessee agree that neither shall sue or make claim against the other for damages to the extent that the damaged party is reimbursed for such damages by insurance. This provision shall not prohibit claims which are not covered by insurance or for damages in excess of the amount of insurance reimbursement.

                                   ARTICLE XVI

                            ASSIGNMENT AND SUBLETTING

       Lessee may only assign this Sublease or sublet the Property or any portion thereof with the consent of Lessor, which consent may not unreasonably be withheld or delayed, and with the consent of any holder of a mortgage on the Property if such consent is required by the terms of such mortgage.

                                  ARTICLE XVII

                               PERMITTED CONTESTS

       Lessee shall not be required, nor shall Lessor have the right, to pay-, discharge or remove any tax, charge, levy, assessment or lien, or any other imposition or encumbrance on or against the Property so long as Lessee shall, at its cost and expense, contest the existence,, amount or validity thereof by appropriate proceedings which shall operate to prevent the collection or satisfaction of the tax, charge, levy, assessment or lien, or other imposition or encumbrance so contested, and the sale of the Property or any portion thereof to satisfy the same and which shall not affect the timely payment in full of all Basic Rent or any use or disposition thereof by Lessor; provided, however, that Lessee shall have given such security as may be demanded by Lessor to insure such payment and to prevent any sale or forfeiture of the Property or any portion thereof by reason of such nonpayment, and, provided, further, that Lessor would not be in any danger of criminal liability by reason of such nonpayment.

                                  ARTICLE XVIII

                   CONDITIONAL LIMITATIONS; DEFAULT PROVISIONS

       18.1. Any of the following occurrences or acts shall constitute an Event of Default under this Sublease: (i) if Lessee, at any time during the continuance of this Sublease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Lessee from complying with the terms of this Sublease), shall (1) fail to make any payment when due of Basic Rent, additional rent or other sum herein required to be paid by Lessee and such failure shall continue for a period of 10 days after delivery by Lessor of written notice to Lessee that any such payment has become due and that failure to pay within 10 days of receipt of the notice may result in termination of this Sublease and other liability, or (2) fail to observe or perform any other provision hereof for 15 days after Lessor shall have given to Lessee notice of such failure (provided that, in the case of any default referred to in this clause (2) which cannot with diligence be cured within such 15-day period, if Lessee shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then, upon receipt by Lessor of a certificate from the President or a Vice President of Lessee stating the reason that such default cannot be cured within 15 days and stating that Lessee is proceeding with diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence); or (ii) if Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof, or (iii) if a receiver, trustee or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Property shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within 60 days after such appointment, or if Lessee shall consent diligence be cured within such 15-day period, if Lessee shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then, upon receipt by Lessor of a certificate from the President or a Vice President of Lessee stating the reason that such default cannot be cured within 15 days and stating that Lessee is proceeding with diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence); or (ii) if Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof, or (iii) if a receiver, trustee or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Property shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within 60 days after such appointment, or if Lessee shall consent to or acquiesce in such appointment; or (iv) if an Event of Default (as defined in the Lease if the Lease is then in effect) shall have happened and be continuing; or (v) if any representation or warranty of Lessee contained herein, or in any document or certificate given in connection with the execution hereof, shall prove to be incorrect in any material respect as of the time when the same shall have been made.

       18.2. If an Event of Default shall have happened and be continuing, Lessor shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, to give Lessee written notice of Lessor's intention to terminate the term of this Sublease on a date specified in such notice. Upon the giving of such notice, the term of this Sublease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein before fixed for the expiration of the term of this Sublease then in effect, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

       18.3. If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term of this Sublease shall have been terminated pursuant to Section 18.2, to re-enter and repossess the Property or any part thereof by summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Lessor shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Property by Lessor shall be construed as an election on Lessor's part to terminate the term of this Sublease unless a written notice of such intention be given to Lessee pursuant to Section 18.2 or unless the termination of this Sublease be decreed by a court or competent jurisdiction.

       18.4. At any time or from time to time after the repossession of the Property or any part thereof pursuant to Section 18.3, whether or not the term of this Sublease then in effect shall have been terminated pursuant to Section 18.2, Lessor may (and shall make a good faith effort to) relet the Property or any part thereof for the account of Lessee for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Sublease) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in its absolute discretion, may determine, and Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be responsible or liable for any failure to relet the Property, provided there has been a good faith effort to relet, or any part thereof or for any failure to collect any rent due upon any such reletting.

       18.5. No expiration or termination of the terms of this Sublease, by operation of law or otherwise, and no repossession of the Property or any part thereof and no reletting of the Property or any part thereof for the account of Lessee in the exercise of Lessor's rights in accordance with Section 18.2 shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.


       18.6. In the event of any expiration or termination of this Sublease or repossession of the Property or any part thereof by reason of the occurrence of an Event of Default, Lessee shall pay to Lessor the Basic Rent, additional rent and other sums required to be paid by Lessee to and including the date of such expiration, termination or repossession; and, thereafter, Lessee shall, until the end of what would have been the term of this Sublease then in effect in the absence of such expiration, termination or repossession, and whether or not the Property or any party thereof shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages, the Basic Rent, additional rent and other sums which would be payable under this Sublease by Lessee in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Section 18.2, after deducting from such proceeds all Lessor's expenses in connection with such reletting on the days on which the Basic Rent would have been payable under this Sublease in the absence of such expiration, termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

       18.7. At any time after such expiration or termination of this Sublease or repossession of the Property or any part thereof by reason of the occurrence of an Event of Default, whether or not Lessor shall have collected any current damages pursuant to Section 18.6, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) Basic Rent, additional rent and other sums which would be payable under this Sublease for the term in effect from the date of such demand, (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under Section 18.6 to pay current damages) for what would be the then unexpired terms of this Sublease in the absence of such expiration, termination or repossession, discounted at the rate of 13-3/4% per annum, over
(b) the then fair net rental value of the Property for the same period, discounted at a like rate. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule or law.

       18.8.  The words "enter", "re-enter", or "re-entry", as used in this
Article XVIII, are not restricted to their technical legal meaning.

                                   ARTICLE XIX

                           ADDITIONAL RIGHTS OF LESSOR

       19.1. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement, or to exercise any option, right, power or remedy contained in this Sublease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Lessor of any Basic Rent, any additional rent or any other sum payable hereunder, with knowledge of the breach of any covenant or agreement contained in this Sublease, shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Sublease shall be deemed to have been made unless expressed in writing and signed by Lessor.


       19.2. In the event Lessee shall be in default in the performance of any of its obligations under this Sublease, and such default shall cause Lessor to be in default under the Lease, and an action shall be brought for the enforcement of the Lease or of this Sublease in which it shall be determined that Lessee was in default hereunder or Lessor was in default under the Lease, Lessee shall pay to Lessor all the expenses incurred in connection therewith, including any expenses of Original Lessor required to be paid by Lessor pursuant to the Lease, and including reasonable attorney's fees. In the event Lessor shall, without fault on its part, be made a party to any litigation commenced against Lessee, if Lessee, at its expense, shall fail to provide Lessor with counsel reasonably satisfactory to Lessor, Lessee shall pay all costs and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation.

                                   ARTICLE XX

                     NOTICES, DEMANDS AND OTHER INSTRUMENTS

       All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Sublease shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, addressed to Lessee or Lessor, as the case may be, at its address first above set forth or at such other address as may be specified from time to time. Notices by Lessor to Lessee shall be addressed specifically to an officer (by name) of the Lessee corporation and notices by Lessee to Lessor shall be addressed specifically to a general partner (by name) of Lessor. Notices shall be deemed received on the date of actual receipt by the appropriate addressee.

                                   ARTICLE XXI

                                    NO MERGER

       There shall be no merger of this Sublease or of the leasehold estate hereby created with the fee estate in the Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, the Lease, this Sublease or the leasehold estate thereby or hereby created or any interest in the Lease or this Sublease or in any such leasehold estate as well as the fee estate in the Property or any interest in such fee estate.

                                  ARTICLE XXII

                                    SURRENDER

       Upon the expiration or earlier termination of this Sublease, Lessee shall peaceably leave and surrender the Property to Lessor in the same condition in which the Property was originally received from Lessor at the commencement of this Sublease, except as repaired, rebuilt, restored, altered, or added to as permitted or required by any provision of this Sublease and except for ordinary wear and tear and except for repairs which Lessor is obligated to make under Articles XIII or XIV hereof. Lessee shall remove from the Property on or prior to such expiration or earlier termination, all property situated thereon which is not owned by Original Lessor or Lessor, and, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Original Lessor which may thereafter cause such property to be removed from the Property and disposed of.

                                  ARTICLE XXIII

                                  SEPARABILITY

       Each and every covenant and agreement contained in this Sublease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from its obligations to perform the same. If any term or Provision of this Sublease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and shall be enforced to the extent permitted by law.

                                  ARTICLE XXIV

                                 BINDING EFFECT

       All of the covenants, conditions and obligations contained in this Sublease shall be binding upon and inure to the benefit of the respective successors and assigns of Lessor and Lessee to the same extent as if each successor and assign were in each case named as a party to this Sublease. This Sublease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee.

                                   ARTICLE XXV

                                    HEADINGS

       The headings to the various paragraphs of this Sublease have been inserted for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Sublease.

                                  ARTICLE XXVI

                                  GOVERNING LAW

       This Sublease shall be governed by and interpreted under the law of the State of Connecticut.

                                  ARTICLE XXVII

                                    SUBLEASE

       This is a sublease although Lessor's interest in the premises is both as fee owner and as assignee and tenant under the Lease, which Lease has been assigned to Lessee and reassigned to Lessor, as set forth more fully above. Except as otherwise provided herein, this Sublease is expressly made subject to all the terms and conditions of the Lease while the Lease is in effect and Lessee agrees to use the Property in accordance with the terms of the Lease and not do or omit to do anything which will breach any of the terms thereof.

                                 ARTICLE XXVIII

                     CHANGES IN LEASE REQUIRED FOR FINANCING

       If in connection with obtaining financing respecting the fee of the Property, a lender shall request reasonable modifications or additions to this Sublease as a condition to such financing, neither Lessor-nor Lessee will unreasonably withhold or delay its consent thereto provided that such modifications do not change the substantive terms of this Sublease or increase or diminish the Basic Rent or other charge or charges or other monetary or substantive rights of Lessor or Lessee hereunder.

                                  ARTICLE XXIX

                        SUBORDINATION AND NONDISTURBANCE

       29.1. This Sublease shall be subject and subordinate to all mortgages which may now or hereafter affect the Property and to all renewals, modification, consolidations, replacements and extensions thereof.


       29.2.(a) The provisions of Section 29.1 shall be subject to the condition that so long as no Event of Default exists as would entitle Lessor to terminate this Sublease or dispossess Lessee, Lessee shall not be named or joined in any action or proceeding to foreclose any such mortgage and this Sublease shall not be terminated, nor Lessee's use, possession or enjoyment of the Property interfered with, nor the leasehold estate or any rights of Lessee granted by the Sublease affected in any manner; and in the event the holder of any mortgage becomes the owner of the fee, or in the event of the sale of the Property as a result of any action or proceeding to foreclose any such mortgage, this Sublease shall continue in full force and effect as a direct lease between Lessee and the then owner of the fee, upon all of the terms, covenants and conditions set forth in this sublease. 29.2.(b) The holder of any mortgage covering the Property shall have the right, by written notice to Lessee, to elect that its mortgage shall be subordinate to this Sublease and to record a copy of said notice in the Stratford Land Records.


       29.3. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required by the holders of any interest to which this Sublease is subordinate. Each party agrees, however. whenever requested to do so, upon reasonable notice to it by the other, to execute such instruments confirmatory of the provisions of this Article XXIX as the party requesting the same may reasonably require.


       29.4. Lessor agrees that within thirty (30) days after the placing of any mortgage covering the Property, Lessor will procure and deliver to Lessee an appropriate nondisturbance agreement from each such mortgagee.

                                   ARTICLE XXX

                              ESTOPPEL CERTIFICATE

       Each party agrees, at any time and from time to time, as requested by the other, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the other party a statement certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the certifying party, the other party is in default in performance of any of its obligations under this Sublease, and if so, specifying each such default of which the certifying party may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the party requesting the certification may be dealing.


                                  ARTICLE XXXI

                                   ARBITRATION

       31.1. The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Sublease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Sublease and in no other case or cases.

       31.2. Every dispute between the parties which is expressly provided in this Sublease to be determined by arbitration shall be resolved in the manner provided in this Article.

       31.3. Any party requesting arbitration shall do so by giving notice to that effect to the other party. Any arbitration hereunder shall be conducted before three arbitrators appointed by the American Arbitration Association in accordance with the Commercial Arbitration Rules of said Association, as now existing or hereafter amended, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof. The submission to arbitration, as provided in this Article, shall be a condition precedent to the resort to litigation by either party with respect to any controversy or claim required to be submitted to arbitration pursuant to the provisions of this Sublease.

       The venue of any such arbitration proceeding shall be Stratford, Connecticut.

       31.4. The fees and expenses of the arbitrators and all other expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts and presentation of proof.

       IN WITNESS WHEREOF, intending to be legally bound hereby, Lessor and Lessee have signed and sealed this instrument as of the date first written above.


                                        ORIEL CORPORATION



Attest:
                                        By: /s/ Allen Smith
                                            -----------------------------------
                                            Executive Vice President
/s/ Syliva P. Strikir
----------------------------------
Corporate Secretary


/s/ Geraldine Williams
----------------------------------

                                        OSBROOK ASSOCIATES
                                        LIMITED PARTNERSHIP


witnesses /s/ Joan Reim                 By: /s/ Roger Gilbert, Jr..
          ------------------------          -----------------------------------
                                            Roger Gilbert, Jr.
          /s/ Nancy A. Mesgares             General Partner
          ------------------------

                                  Modification

                                       of

                              "SUBLEASE AGREEMENT"

                                       and

                               "OPTION TO PURCHASE

                                       and

                         RIGHT OF FIRST OFFER AGREEMENT"


       The parties to this "Agreement" are: Osbrook Associates Limited Partnership ("Landlord"), a Connecticut limited partnership, acting herein by its duly-authorized general partner; and


       Oriel Corporation ("Tenant"), a Connecticut corporation, acting herein by its duly-authorized Executive Vice Presidents and Members of its Office of President.

       The Landlord and Tenant (collectively, the "Parties") intend by this Agreement, to amend and modify the following documents, but the terms of this Agreement shall enure to the benefit of and/or shall be binding upon any existing mortgagee of the "Property" (as defined in the "Sublease" (as hereinafter defined)) only when, as and if such mortgagee shall have so elected (to have same so enure, or to so be binding, or both) in a writing recorded in the Stratford, Connecticut, Land Records:

       A. The "SUBLEASE AGREEMENT" between the Parties, "effective as of February 1, 1984", a notice of which is believed to have been recorded in the Stratford, Connecticut, Land Records (the "Sublease"); and

       B. The "OPTION TO PURCHASE and RIGHT OF FIRST OFFER AGREEMENT" between the parties, "made and entered into this 22nd day of May, 1987:, which is believed to have been recorded in said Stratford Land Records (the "Option").

       In consideration of the covenants and agreements of the Parties set forth in this Agreement, the Parties agree as follows:

       1.     The Sublease is amended as follows:

              a. subsection 6.1 (b) is amended to add, at the end thereof, the following:

                     "Notwithstanding the foregoing portions of this subsection
                     (b), the Basic Rent for the portion of the Unmodified Primary Term which occurs between the first day of the first month which follows the execution, by both parties, of the Agreement adding this sentence to this Sublease (the "Modification Date") and January 31, 1994, shall be at the annual rate of Two Hundred and Ninety Thousand Dollars ($290,000.00), payable in equal monthly installments commending on the Modification Date and payable on the 1st day of each month thereafter during the period in question";

              b. subsection 6.1(c) is amended to add, at the end thereof, the following:

                     "Notwithstanding the foregoing portions of this subsection
                     (c), so long as the named Tenant, Oriel Corporation (or its successor, which is conducting the business operations formerly carried on by Oriel Corporation) is occupying the Property pursuant to this Sublease, the Basic Rent for the portion of the Unmodified Primary Term which occurs between February 1, 1994, and January 31, 1998, shall be at the annual rate of: (1) Two Hundred and Ninety Thousand Dollars ($290,000.00), payable in equal monthly installments commencing on February 1, 1994, and payable on the 1st day of each month thereafter during the period in questions; plus (2) one percent (1%) of the amount by which the net sales (I.E., gross sales, less returns of items the proceeds from the sale of which were formerly included in gross sales for the purpose of calculating whether any payment was due the Landlord) of Oriel Corporation (or its successor, which is conducting the business operations formerly carried on by Oriel Corporation) exceed $18,000,000 during any fiscal year (of Oriel Corporation (or its said successor)) which is included in the period in question, or a PRO RATA portion of $18,000,000 during any partial fiscal year (of Oriel Corporation (or its said successor)) which is included in the period in question; as used in this sentence, net sales shall not include those of separate operating divisions or subsidiaries of Oriel Corporation (or its said successor), whose primary operations are housed at locations other than the Property, but, in connection with such net sales, Oriel Corporation (or its said successor) shall not manipulate the locus of gross sales or returns among locations, with the result that payments to Landlord pursuant to this sentence are reduced; within sixty (60) days after the end of each such fiscal year, Oriel Corporation (or its said successor) shall provide Landlord with a statement, certified by an officer of Oriel Corporation (or its said successor), setting forth the net sales for the period in question, together with any payment to Landlord shown thereby to be due; and Landlord and Landlord's agents, at reasonable times and on reasonable notice, shall have access to the books and records, on which said statement is based, to verify the accuracy thereof.";

              c. Section 6.4. is amended to add, between the second-last sentence and the last sentence thereof, the following:

                     "Notwithstanding the foregoing portions of this Section 6.4, any determination of "fair rental value" shall not (x) result in a Basic Rent which is less in amount than Three Hundred and Fifty Thousand Dollars ($350,000) per annum and/or (y) reduce, in any way, any of Lessee's obligations to pay any and all additional rent required by the terms of this Sublease."

              d. Section 12.3 is amended to add, at the end thereof, the following:

                     "This Section 12.3 shall not be binding upon any present or future first mortgagee of the Property (or such mortgagee's heirs, or successors, or assigns) which may take title to the Property or to any party (or such party's heirs, or successors, or assigns) whose title is derived through the foreclosure of a first mortgage of the Property."

              e. Section 12.4 is amended to add, between the fifth and sixth sentences thereof, the following:

                     "Notwithstanding the foregoing portions of this Section 12.4, the fair market value of the Property shall in no event be less than all principal, interest and other sums then due on any first mortgage encumbering the Property, provided that said principal of said first mortgage does not exceed (x) $2,125,460.00 plus (y) such out-of-pocket amounts (if any) expended by Lessor in refinancing the first mortgage encumbering the Property as of July 1, 1991."

              f. The first sentence of Section 13.1 is amended to read as follows:


                     "If the Property shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable, on account of fire, casualty or other cause, with the result that the damage, destruction or tenantability cannot be repaired or restored within six (6) months after the last day of the sixty (60) day period hereinafter mentioned in this sentence, Lessee shall have the right to terminate this Sublease, upon thirty (30) days' written notice, by giving notice to Lessor within sixty (60) days of the date on which the event causing such substantial or total destruction occurred."


              g.     Section 14.2 is amended to read as follows:

                     "14.2. In the event this Sublease shall be terminated as a result of any such total taking or constructive total taking (and, for the purposes of this Sublease, a total taking or a constructive total taking shall mean a taking of the Property as renders the remaining portion of the Property incapable of allowing Tenant's pre-taking use of the Property to substantially the same extent as before the taking), the total award or awards for said taking, less reasonable respective fees and expenses of Lessor and Lessee incurred in connection with the determination and collection with the determination and collection of such award or awards (said net amount being hereinafter referred to as the "AWARD"), shall be apportioned and paid in the following order of priority:

                            (i) Up to the full amount then due under the mortgage held by it, any first mortgagee of the fee of the Property shall be paid such amount of the Award as said first mortgagee may require.

                            (ii) If any proceeds remain, Lessor shall then be entitled to receive a sum equal to the difference, if any, between the amount required by the first fee mortgagee pursuant to subsection (i) next above and the value of the part of the Property so taken (including the diminution in value of Lessor's interest under this Lease) as of the date of taking, plus consequential damages, if any, to the part of the Property not so taken. If the Award separately specifies the amount of such value, such specification shall govern; otherwise, Lessor and Lessee shall agree on such value, and, if they cannot agree, such value shall be determined by commercial arbitration.

                            (iii) If any proceeds remain, Lessee shall then be entitled to receive the value, at the time of the taking, of Lessee's leasehold interest under this Sublease (including the value of any improvements constructed by and at the expense of the Lessee).

                            (iv) Lessor shall then be entitled to receive the entire balance of the Award."

              h. The second sentence of Section 14.3 is amended to read as follows:

                            "In such event, the Award shall be apportioned and
                     paid in the following order of priority:

                            (i) Up to the full amount then due under the mortgage held by it, any first mortgagee of the fee of the Property shall be paid such amount of the Award as said mortgagee may require.

                            (ii) If any proceeds remain, Lessor shall then be entitled to receive a sum equal to the difference, if any, between the amount required by the first fee mortgagee pursuant to subsection
                     (i) next above and the value of the part of the Property so taken (including the diminution in value of Lessor's interest under this Lease) as of the date of taking, plus consequential damages, if any, to the part of the Property not so taken. If the Award separately specifies the amount of such value, such specification shall govern; otherwise, Lessor and Lessee shall agree on such value, and, if they cannot agree, such value shall be determined by commercial arbitration.

                            (iii) If any proceeds remain, that portion of the Award representing compensation for the diminution in value, at the time of taking, of Lessee's leasehold interest under this Sublease (including the value of the part of the Building or any Improvements constructed on the Property by and at the expense of Lessee and so taken), plus consequential damages, if any, to Lessee's leasehold interest or to the part of the Building and any Improvements not so taken, shall be payable to Lessee.

                            (iv) Lessor shall then be entitled to receive the entire balance of the Award."

              (i) The second sentence of Section 14.4 is amended to read as follows:

                     "If the cost of such repairs and restoration exceeds the amount of the portion(s) of such Award received by any fee mortgagee and/or Lessor, the balance of such cost shall be paid solely by Lessee."

              (j) Article XX is amended to add, at the end thereof, the following:

                     "Notwithstanding the foregoing portions of this Article XX, from and after July 1, 1991, the Lessor's address, unless and until another address may be specified, shall be 20 Harstrom Place, Norwalk, Connecticut 06853."

       2.     The Option is amended as follows:

              a. Section 3 is amended so that the fifth and sixth lines thereof read as follows:

                     "in accordance with the procedures set forth in the second through sixth sentences of paragraph 12.4 of the Sublease Agreement (but"

              b.     subsection 5(a) is amended to read as follows:

                     "if to Osbrook, at 20 Harstrom Place, Norwalk, Connecticut 06853, Attention: Roger Gilbert, Jr.; and"

              c. A new Section 9 is hereby added to the Option, following the end of Section 8, as follows:

                     "Section 9. FIRST MORTGAGES.


                     "Provided that the principal amount of the first mortgage in question is not in excess of "$X" (as hereinafter defined), this Agreement shall be subject and subordinate to all first mortgages which may now or hereafter affect the Property and to all renewals, modifications, consolidations, replacements and extensions thereof. If the principal amount of any first mortgage (whether a single-property mortgage or a so-called "blanket mortgage") is in excess of $X, this Agreement shall not be subject or subordinate to said mortgage, and Osbrook agrees not to execute any such mortgage (single-property or "blanket") for a principal amount in excess of $X without the prior, written consent of Oriel. As used herein, "$X" shall mean the sum of (x) $2,125,460.00 plus (y) such out-of-pocket amounts (if any) expended by Osbrook in refinancing the first mortgage encumbering the Property as of July 1, 1991. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required by the holders of any interest to which this Agreement is subordinate. Each party agrees, however, whenever requested to do so, upon reasonable notice to it by the other, to execute such instruments confirmatory of the provisions of this Section 9 as the party requesting the same may reasonably require."



       3. The Parties agree that neither this Agreement, nor anything contained in the Sublease, or the Option, or both, shall ever (a) create a partnership or joint venture relationship between Landlord and Tenant and/or (b) require Landlord to refinance any mortgage encumbering the Property if (1) the Landlord can only refinance on a so-called "recourse basis" (I.E., with liability, for all or part of the mortgage debt, of Landlord,

Landlord's partners or the successors, or heirs, of Landlord, Landlord's partners or any of them) or (2) the debt service, following such refinancing and in connection therewith (including, without limitation, interest on a current basis and any required periodic repayments of part of the principal), would exceed the Basic Rent then payable pursuant to the Sublease.

       Except to the extent above amended and modified by this Agreement, the Parties ratify, confirm and affirm the Sublease and the Option as of the dates of their respective executions of this Agreement. This Agreement shall enure to the benefit of and bind the parties and their respective successors and assigns.

       In Witness Whereof, Landlord has hereunto caused Landlord's hand and seal to be set on September 30, 1991, and Tenant has hereunto caused Tenant's hand and seal to be set on September 30, 1991.



Witnesses:

                                        Osbrook Associates
                                        Limited Associates

/s/ Illegible                           by  /s/ Roger Gilbert, Jr.,
----------------------------                ---------------------------------
                                            Roger Gilbert, Jr.,
/s/ Illegible                               its General Partner
----------------------------

/s/ Robert M. St. John                  Oriel Corporation
----------------------------

/s/ Jane E. Mangold                     by  /s/ Allen J. Smith
----------------------------                ---------------------------------
                                            Allen J. Smith, Executive
/s/ Robert M. St. John                      Vice President and Member
----------------------------                of the Office of President

/s/ Jane E. Mangold                     by  /s/ Eugene S. Arthurs
----------------------------                ---------------------------------
                                            Eugene S. Arthurs,
                                            Executive Vice President
                                            and Member of the Office
                                            of President

 STATE OF CONNECTICUT )
                      )      ss: Stamford                    September 30, 1991
COUNTY OF FAIRFIELD   )


       Personally appeared, Osbrook Associates Limited Partnership, by Roger Gilbert, Jr., its General Partner, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said Partnership, before me.


Notary                                      /s/ Donna Fahijco
  Seal                                      -----------------------------------
  Here                                      Notary Public
                                            My Commission Expires: 3/31/97



STATE OF CONNECTICUT  )
                      )      ss: Stratford                   September 30, 1991
COUNTY OF FAIRFIELD   )


       Personally appeared, Oriel Corporation, by Eugene G. Arthurs and Allen J. Smith, both Executive Vice Presidents and Members of its office of President, signers and sealers of the foregoing instrument, and acknowledged the same to be their free act and deed, and the free act and deed of said Corporation, before me.



Notary                                      /s/ Robert M. St. John
  Seal                                      -----------------------------------
  Here                                      Notary Public
                                            My Commission Expires: 3/31/92




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